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CHARDAN HEALTHCARE ACQUISITION 2 CORP.

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Renovacor Announces the Appointments of Joan Lau, Ph.D., and Gregory F. Covino to its Board of Directors

Appointments to be effective upon closing of the previously announced merger between Renovacor and Chardan Healthcare Acquisition 2 Corp.

PHILADELPHIA, June 29, 2021 (GLOBE NEWSWIRE) — Renovacor, Inc. (“Renovacor”), an early-stage biotechnology company developing adeno-associated virus (AAV)-based gene therapies for devastating cardiovascular and central nervous system diseases resulting from BAG3 gene variants, today announced the appointments of Joan Lau, Ph.D., and Gregory F. Covino to its Board of Directors, effective upon the closing of the previously announced merger (the “Merger”) between Renovacor and Chardan Healthcare Acquisition 2 Corp. (NYSE: CHAQ) (“CHAQ”). The closing of the Merger is expected to occur in the third quarter of 2021. Upon the close of the Merger, Mr. Covino will also serve as the Chair of Renovacor’s Audit Committee.

“Joan and Greg are accomplished industry leaders with proven track records and we are thrilled to welcome them to our Board,” said Magdalene Cook, M.D., chief executive officer of Renovacor. “Joan’s extensive leadership experience in gene therapy and the broader biotech space, together with Greg’s wealth of expertise in finance, accounting and capital markets, will be invaluable as we begin operating as a publicly traded company. We look forward to benefiting from their strategic guidance as we work to advance REN-001 towards the clinic and execute on our corporate objectives.”

Dr. Lau commented, “It is an honor to be joining Renovacor’s Board. The company has impressive preclinical datasets and a sound development strategy, as it is utilizing a validated capsid to address a monogenic disease with a known origin. I look forward to working with my fellow directors and Renovacor’s world class scientific advisors to provide valuable insights and counsel to the company’s management team.”

Mr. Covino added, “The opportunity to join Renovacor’s board is truly exciting. The company is working to address a pressing unmet need with a unique therapeutic approach. It is also poised to enter the public market with a strong financial foundation and the backing of a premier group of institutional investors, which leaves it well positioned for sustained success.”

Dr. Lau brings over 20 years of biopharma leadership, drug development, and venture investing and transaction experience to Renovacor’s Board. She is currently the chief executive officer (CEO) of Spirovant Sciences, a gene therapy company focused on changing the course of cystic fibrosis and other respiratory diseases. Dr. Lau co-founded Spirovant (then called Talee Bio), and under Dr. Lau’s leadership, Spirovant gained the prestigious scientific support of the Cystic Fibrosis Foundation, received the Philadelphia Alliance for Capital and Technologies’ Healthcare startup of the year award and was acquired twice, first by Roivant Sciences, and most recently as part of a $3 billion transaction with Sumitomo Dainippon Pharma, which organized Spirovant as a wholly-owned subsidiary of Sumitovant Biopharma Ltd. Before co-founding Spirovant, Dr. Lau co-founded and served as managing partner of Militia Hill Ventures. Additionally, she led several other companies, serving as CEO of Azelon Pharmaceuticals, president and CEO of Locus Pharmaceuticals, chief operating officer of Immunome and in various leadership roles at Merck, including in R&D drug development and business development functions. Dr. Lau’s work in the biopharma industry has earned her several honors, including being recognized as a winner of the 2020 Ernst & Young Entrepreneur of the Year Award in Greater Philadelphia and as a 2020 Woman of Distinction by the Philadelphia Business Journal. Dr. Lau has a Ph.D. in neuroscience from the University of Cincinnati College of Medicine, an MBA from the Wharton School of Business at the University of Pennsylvania and a BSE in Bioengineering from the University of Pennsylvania.

Mr. Covino is a deeply experienced financial executive with extensive leadership, operations, process and accounting expertise. He is currently an executive advisor at Novavax, Inc., where he also served as chief financial officer (CFO) and led the completion of a $500 million at-the-market capital raise. Prior to joining Novavax, Mr. Covino worked as senior vice president and chief accounting officer of TESARO, Inc. through the company’s $5.1 billion acquisition by GlaxoSmithKline (GSK). Following this acquisition, GSK retained Mr. Covino as group CFO of its newly formed TESARO Oncology Division. Mr. Covino also previously worked for over 6 years as the chief accounting officer of Biogen Inc., where he was responsible for accounting, business analysis, internal control and financial reporting functions. During his time at Biogen, Mr. Covino helped lead the finance function through a period of rapid growth following the commercial success of the company’s new products and extensive alliances. Previous to Biogen, Mr. Covino held positions as chief internal audit executive, and vice president, international finance for Boston Scientific. Additionally, Mr. Covino spent 10 years at the international accounting and consulting firm PricewaterhouseCoopers, where he gained extensive experience related to accounting, financial reporting, finance operations, internal controls, M&A and corporate taxation. Mr. Covino earned his bachelor’s degree in business administration from Bryant University, where he has also served as an adjunct professor.

About Renovacor

Renovacor is a preclinical stage gene therapy company developing a pipeline of innovative and proprietary AAV-based gene therapies for BAG3 gene mutation-associated diseases in areas of high unmet medical need. Renovacor’s therapeutic focus is initially on cardiovascular disease, with a lead program in BAG3 mutation-associated dilated cardiomyopathy. For more information, please visit www.renovacor.com. No part of Renovacor’s website is incorporated by reference into or otherwise deemed to be a part of this press release.

Renovacor previously announced that it had entered into a merger agreement with Chardan Healthcare Acquisition 2 Corp. (NYSE: CHAQ) (“CHAQ”), a special purposes acquisition company. Completion of the proposed merger is subject to approval by the shareholders of CHAQ and certain other conditions. The merger is expected to close in the third quarter of 2021.

About Chardan Healthcare Acquisition Corp.

CHAQ is a special purpose acquisition company formed for the purpose of effecting a merger, acquisition, or similar business combination. CHAQ raised approximately $86.0 million in April 2020 for the purpose of combining with a public or privately-held operating business. CHAQ was founded and sponsored by affiliates of Chardan Capital Markets LLC. CHAQ is Chardan’s sixth publicly traded acquisition vehicle.

Additional Information and Where to Find It

This communication is being made in respect of a proposed transaction between Renovacor and CHAQ. This document does not constitute an offer to sell or exchange, or the solicitation of an offer to buy or exchange, any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, sale or exchange would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. CHAQ intends to file a proxy statement, which will be sent to all CHAQ and Renovacor stockholders. CHAQ also will file other documents regarding the proposed transaction with the Securities and Exchange Commission (the “SEC”). BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS OF CHAQ AND RENOVACOR ARE URGED TO READ THE PROXY STATEMENT, AS MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND ALL OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES THERETO.

Investors and security holders will be able to obtain free copies of the proxy statement and all other relevant documents filed or that will be filed with the SEC by CHAQ through the website maintained by the SEC at www.sec.gov. In addition, the documents filed by CHAQ may be obtained free of charge from CHAQ’s website at https://www.chardanhealthcarespac.com/ or by written request to CHAQ at Chardan Healthcare Acquisition 2 Corp., 17 State Street, 21st Floor, New York, NY 10004.

Participants in Solicitation

CHAQ and Renovacor and their respective directors and officers may be deemed to be participants in the solicitation of proxies from CHAQ’s stockholders in connection with the proposed transaction. Information about CHAQ’s directors and executive officers and their ownership of CHAQ’s securities is set forth in CHAQ’s filings with the SEC, including CHAQ’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which was filed with the SEC on March 4, 2021. To the extent that holdings of CHAQ’s securities have changed since the amounts printed in CHAQ’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which was filed with the SEC on March 4, 2021, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the interests of those persons and other persons who may be deemed participants in the proposed transaction may be obtained by reading the proxy statement regarding the proposed transaction when it becomes available. You may obtain free copies of these documents as described in the above paragraph.

Forward-Looking Statements Legend

This communication contains certain forward-looking statements within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995, as amended, including statements regarding the anticipated timing of the transaction and Renovacor’s products under development. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this communication. You should carefully consider the risks and uncertainties described in the “Risk Factors” section of CHAQ’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and proxy statement discussed above and other documents filed by CHAQ from time to time with the SEC. These filings identify and address important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Renovacor and CHAQ assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Neither Renovacor nor CHAQ gives any assurance that either Renovacor or CHAQ will achieve its expectations.

Investor Contact:

John Mullaly

LifeSci Advisors

617-429-3548

jmullaly@lifesciadvisors.com

Media Contact:

Patrick Bursey

LifeSci Communications

646-970-4688

pbursey@lifescicomms.com